CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement on Form S-1 of STWC Holdings, Inc. of our report dated April 30, 2019 on our audit of the financial statements of STWC Holdings, Inc. as of and for the years ended January 31, 2019 and 2018, and the related statements of operations, stockholders’ equity (deficit) and cash flows, and the reference to us under the caption “Experts.”

/s/ BF Borgers CPA PC
Lakewood, CO
August 22, 2019